UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K/A No. 1

Current report

pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2014

TriCo Bancshares

(Exact name of registrant as specified in its charter)

California	0-10661	94-2792841
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

63 Constitution Drive, Chico, California		95973
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (530) 898-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 amends the Current Report on Form 8-K filed on October 6, 2014 by TriCo Bancshares (“TriCo”) to include the financial statements and unaudited pro forma condensed financial information referred to in Item 9.01(a) and (b) below relating to the merger of North Valley Bancorp (“North Valley”) with and into TriCo (the “Merger”).

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

To the extent required by this Item 9.01(a), the Audited Consolidated Financial Statements of North Valley as of December 31, 2013 and December 31, 2012 and for the years ended December 31, 2013, December 31, 2012 and December 31, 2011, the Report of Independent Registered Public Accounting Firm thereon, as well as the accompanying Notes thereto, included in Item 8 of Part II of North Valley’s Annual Report on Form 10-K (the “North Valley Annual Report”) and in Item 15. “Exhibits, Financial Statement Schedules,” of Part IV of the North Valley Annual Report, as filed with the Securities and Exchange Commission (“SEC”) on March 2, 2014, and the Unaudited Condensed Consolidated Financial Statements of North Valley for the six months ended June 30, 2014 and June 30, 2013 and the Notes thereto, included in Item 1 of Part I of North Valley’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2014, as filed with the SEC on August 11, 2014, are incorporated herein by reference herein.

(b) Pro Forma Financial Information

Unaudited Pro Forma Condensed Consolidated Financial Statements of TriCo and North Valley, as of June 30, 2014 and for the year ended December 31, 2013 and the six months ended June 30, 2014, reflecting the Merger are attached hereto as Exhibit 99.1 and incorporated herein by reference.

Exhibit No.	Description

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of as of June 30, 2014 and for the year ended December 31, 2013 and the six months ended June 30, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRICO BANCSHARES

Date: December 15, 2014	/s/ Thomas J. Reddish
Thomas J. Reddish, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements as of June 30, 2014 and for the year ended December 31, 2013 and the six months ended June 30, 2014.